As filed with the Securities and Exchange Commission on February 24, 2011
Registration No. 333-139957
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________

Allis-Chalmers Energy Inc.
(Exact name of registrant as specified in its charter)
Delaware	27-3321250
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

5075 Westheimer, Suite 890
Houston, TX	77056
(Address of Principal Executive Offices)	(Zip Code)

(Address, including zip code, and telephone number, including area code, of principal executive offices)
____________________________
Allis-Chalmers Energy Inc. Second Amended and Restated 2006 Incentive Plan
Allis-Chalmers Energy Inc. 2006 Incentive Plan
Allis-Chalmers Energy Inc. 2003 Incentive Stock Plan (as amended)
(full title of the plan)

Max Bouthillete
Seawell Management (US) LLC
11125 Equity Drive
Suite 200
Houston, TX 77041
United States
(Name and address of agent for service)
(713) 856-2394
(Telephone number, including area code, of agent for service)
____________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☑

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE; DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”):

•
Registration Statement 333-163072 registering 7,000,000 shares of common stock, par value $0.01 (the “Common Stock), of Allis-Chalmers Energy Inc. (“Allis-Chalmers”) for the Second Amended and Restated 2006 Incentive Plan;

•	Registration Statement 333-139957 registering 1,500,000 shares of Common Stock of Allis-Chalmers for the 2006 Incentive Plan; and

•	Registration Statement 333-127092 registering 30,000,000 shares of Common Stock of Allis-Chalmers for the 2003 Incentive Stock Plan.

On February 23, 2011, pursuant to an Agreement and Plan of Merger dated as of August 10, 2010, by and among Allis-Chalmers, Seawell Limited, a Bermuda corporation (“Seawell”), and Wellco Sub Company, a Delaware corporation and a wholly owned subsidiary of Seawell (“Wellco”), as amended by the Amendment Agreement, dated as of October 1, 2010, by and among Allis-Chalmers, Seawell and Wellco, Allis-Chalmers merged with and into Wellco (the “Merger”), with Wellco continuing as the surviving entity under the name Allis-Chalmers Energy Inc. (as so named, the “Registrant”). In connection with the Merger, the Registrant has terminated all offerings of Allis-Chalmers securities pursuant to the Registration Statements. In accordance with the undertaking contained in the Registration Statements, the Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 1 to the Registration Statements, any of the Common Stock registered that remain unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on February 24, 2011.

ALLIS-CHALMERS ENERGY INC.

By:	/s/ Jørgen Rasmussen
Jørgen Rasmussen
President, Chief Executive Officer (Principal Executive Officer) and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jørgen Rasmussen	President, Chief Executive Officer (Principal Executive	February 24, 2011
Jørgen Rasmussen	Officer) and Chairman of the Board

/s/ Victor M. Perez	Chief Financial Officer (Principal Financial Officer and	February 24, 2011
Victor M. Perez	Principal Accounting Officer)

/s/ Thorleif Egeli	Director	February 24, 2011
Thorleif Egeli

/s/ Lars Bethuelsen	Director	February 24, 2011
Lars Bethuelsen

/s/ Max Bouthillette	Director	February 24, 2011
Max Bouthillette